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                [LETTERHEAD OF STAFF MAIKELS & CIAMPINO, P.C.]


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form SB-2 of our report dated December 18, 1996, on our audit of the combined financial statements of Air Response, Inc. and Air Response South, Inc. We also consent to the reference to our firm under the caption "Experts."


May 14, 1997                         /s/ Staff Maikels & Ciampino, P.C.


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